Exhibit 99.1

East West Bancorp, Inc.
135 N. Los Robles Ave., 7th Fl.
Pasadena, CA 91101
Tel. 626.768.6000

NEWS RELEASE

FOR INVESTOR INQUIRIES, CONTACT:
Irene Oh	Julianna Balicka
Chief Financial Officer	Director of Strategy and Corporate Development
T: (626) 768-6360	T: (626) 768-6985
E: irene.oh@eastwestbank.com	E: julianna.balicka@eastwestbank.com

EAST WEST BANCORP REPORTS NET INCOME FOR SECOND QUARTER 2018
OF $172 MILLION AND DILUTED EARNINGS PER SHARE OF $1.18

Pasadena, California — July 19, 2018 — East West Bancorp, Inc. (“East West” or the “Company”) (Nasdaq: EWBC), parent company of East West Bank, the financial bridge between the United States and Greater China, today reported its financial results for the second quarter of 2018. For the second quarter of 2018, net income was $172 million or $1.18 per diluted share.

“Total loans grew $644 million, or 9% annualized, to a record $30.2 billion as of June 30, 2018 from $29.6 billion as of March 31, 2018,” stated Dominic Ng, Chairman and Chief Executive Officer of East West. “Total deposits grew $167 million, or 2% annualized, to a record $32.8 billion as of June 30, 2018 from $32.6 billion as of March 31, 2018.”

“East West delivered solid results in the second quarter of 2018. Compared to the first quarter, our net interest margin expanded by 10 basis points to 3.83% and our net interest income grew by 5% to $342 million. Our second quarter adjusted pre-tax, pre-provision income1 reached $234 million, an increase of 7% quarter-over-quarter and 18% year-over-year,” continued Ng.

“In the second quarter, our return on assets reached 1.84% and our return on equity reached 17.0%. Our strong profitability supports our organic growth, capital ratio expansion, and the increase to our common stock dividend, which we have raised by 15%.”

“As our profitability and revenue grow, we continue to invest in the bank. Our ongoing investment initiatives include adding talent throughout the organization, enhancing our customers’ experience, and strengthening our risk management infrastructure. Our initiatives demonstrate our commitment to our customers and employees, and our focus on generating long-term value for our shareholders,” concluded Ng.

[1] See reconciliation of GAAP to non-GAAP financial measures in Table 13.

HIGHLIGHTS OF RESULTS

•
Quarterly Earnings — Second quarter 2018 net income of $172.3 million and diluted earnings per share (“EPS”) of $1.18 both decreased by 8% compared to first quarter 2018 net income of $187.0 million and diluted EPS of $1.28. Linked quarter comparisons are impacted by the sale of Desert Community Bank (“DCB”) branches in the first quarter of 2018, which contributed an after-tax gain on sale of $22.2 million or $0.15 per share. Excluding this gain, second quarter net income increased by 5% from adjusted[2] net income of $164.9 million for the first quarter of 2018; second quarter diluted EPS increased by 4% from the adjusted[2] diluted EPS of $1.13 for the first quarter of 2018.

•
Net Interest Income Growth and Net Interest Margin Expansion — Second quarter 2018 net interest income was $341.7 million, a quarterly increase of $15.0 million, or 5%, primarily due to the expansion of loan yields and loan growth, partially offset by an increase in deposit costs. Second quarter 2018 net interest margin (“NIM”) of 3.83% expanded by 10 basis points linked quarter.

•
Record Loans — Total loans of $30.2 billion as of June 30, 2018 were up $643.6 million, or 9% linked quarter annualized, from $29.6 billion as of March 31, 2018. The strongest loan growth came from the single-family mortgage portfolio, followed by commercial and industrial loans. Total loans grew by 11% year-over-year.

•
Record Deposits — Total deposits of $32.8 billion as of June 30, 2018 were up $167.4 million, or 2% linked quarter annualized, from $32.6 billion as of March 31, 2018. The sequential quarter growth was largely from an increase in time deposits. Total deposits grew by 5% year-over-year.

•
Asset Quality Metrics — The allowance for loan losses was $301.6 million, or 1.00% of loans held-for-investment (“HFI”), as of June 30, 2018, compared to $297.7 million, or 1.01% of loans HFI, as of March 31, 2018. For the second quarter of 2018, annualized net charge-offs were 0.15% of average loans HFI, compared to annualized net charge-offs of 0.13% of average loans HFI for the previous quarter. Non-purchased credit impaired (“Non-PCI”) nonperforming assets were $103.5 million, or 0.27% of total assets, as of June 30, 2018. This is a decrease of $27.4 million or 21% from $131.0 million, or 0.35% of total assets, as of March 31, 2018.

•
Capital Levels — Capital levels for East West continue to be strong. As of June 30, 2018, stockholders’ equity was $4.1 billion, or $28.39 per share. Tangible equity[3] per common share was $25.01 as of June 30, 2018, an increase of 4% linked quarter and 14% year-over-year. As of June 30, 2018, the tangible equity to tangible assets ratio was 9.64%, the Common Equity Tier 1 (“CET1”) capital ratio was 12.2%, and the total risk-based capital ratio was 13.7%.

[2] See reconciliation of GAAP to non-GAAP financial measures in Table 12.
[3] See reconciliation of GAAP to non-GAAP financial measures in Table 15.

QUARTERLY RESULTS SUMMARY

	Quarter Ended
($ in millions, except per share data)	June 30, 2018	March 31, 2018	June 30, 2017

Net income	$172.3	$187.0	$118.3
Adjusted net income (1)	$172.3	$164.9	$118.3
Earnings per share (diluted)	$1.18	$1.28	$0.81
Adjusted earnings per share (diluted) (1)	$1.18	$1.13	$0.81
Book value per common share	$28.39	$27.46	$25.40
Tangible equity (1) per common share	$25.01	$24.07	$21.93
Tangible equity to tangible assets ratio (1)	9.64%	9.37%	8.95%
Return on average assets (2)	1.84%	2.03%	1.36%
Return on average equity (2)	17.0%	19.3%	13.0%
Return on average tangible equity (1)(2)	19.5%	22.3%	15.3%
Adjusted return on average assets (1)(2)	1.84%	1.79%	1.36%
Adjusted return on average equity (1)(2)	17.0%	17.0%	13.0%
Adjusted return on average tangible equity (1)(2)	19.5%	19.7%	15.3%
Adjusted pre-tax, pre-provision profitability ratio (1)(2)	2.50%	2.38%	2.27%
Net interest income	$341.7	$326.7	$290.1
Net interest margin (2)	3.83%	3.73%	3.49%
Cost of deposits (2)	0.64%	0.49%	0.36%
Efficiency ratio	45.5%	42.2%	50.1%
Adjusted efficiency ratio (1)	39.9%	40.6%	41.3%

(1)	See reconciliation of GAAP to non-GAAP financial measures in Tables 12, 13, and 15.

(2)	Annualized.

MANAGEMENT OUTLOOK FOR 2018

We have updated our outlook for the full year 2018, adjusting some components relative to a quarter ago. Compared to our full year 2017 results, our outlook for the expected full year 2018 results is as follows:

•	End of Period Loans: increase at a percentage rate of approximately 10%.

•	Net Interest Margin (excluding the impact of ASC 310-30 discount accretion): we expect full year NIM to be approximately 3.75%.

•	Noninterest Expense (excluding tax credit amortization & deposit premium amortization): increase at a percentage rate in the high single digits.

•	Provision for Credit Losses: in the range of $70 million to $80 million.

•
Tax Items: projecting investment in tax-advantaged credits of $115 million, excluding low income housing tax credits, and associated tax credit amortization expense of $100 million. Projecting full year effective tax rate of approximately 13%.

•	Interest Rates: our outlook assumes one more fed funds rate increase in September 2018.

OPERATING RESULTS SUMMARY

Second Quarter 2018 Compared to First Quarter 2018

Net Interest Income and Net Interest Margin
Net interest income totaled $341.7 million, a 5% increase from $326.7 million. Net interest margin expanded by 10 basis points to 3.83% from 3.73%.

•	Average loans of $29.6 billion grew by $434.9 million, or 6% linked quarter annualized.

•	Average deposits of $32.4 billion grew by $83.5 million, or 1% linked quarter annualized.

•	The yield on loans expanded by 26 basis points to 4.95% from 4.69%.

•	The yield on earning assets expanded by 24 basis points to 4.49% from 4.25%.

•	The cost of deposits increased by 15 basis points to 0.64% from 0.49%.

•	The cost of funds increased by 15 basis points to 0.71% from 0.56%.

Noninterest Income
Total noninterest income totaled $48.3 million, a decrease from $74.4 million in the first quarter, which included a pre-tax gain of $31.5 million from the sale of DCB branches. Excluding the impact of all gains on sales, total fees and other operating income of $44.6 million in the second quarter of 2018 increased by 17% from $38.2 million.

•	The increase in letters of credit fees and foreign exchange income largely reflects mark-to-market revaluations for foreign currency balance sheet items.

The following table presents total fees and other operating income for the three months ended June 30, 2018, March 31, 2018, and June 30, 2017.

($ in thousands)	Quarter Ended
	June 30, 2018	March 31, 2018	June 30, 2017
Branch fees	$10,140	$10,430	$10,321
Letters of credit fees and foreign exchange income	15,673	9,602	12,365
Ancillary loan fees and other income	5,841	5,581	5,907
Wealth management fees	4,501	2,953	3,381
Derivative fees and other income	6,570	6,690	3,765
Other fees and operating income	1,865	2,921	6,197
Total fees and other operating income	$44,590	$38,177	$41,936

Noninterest Expense
Noninterest expense of $177.4 million included $155.6 million of adjusted4 noninterest expense, $20.5 million in amortization of tax credit and other investments, and $1.4 million in amortization of core deposit intangibles.

•
Adjusted noninterest expense of $155.6 million increased by $5.3 million, or 4%, linked quarter. Compared to the prior quarter, we had larger increases in consulting, legal and computer software expenses. These were partially offset by a decrease in compensation and employee benefits from a seasonally higher first quarter, as well as a decrease in deposit insurance premiums and regulatory assessments.

•	The adjusted[4] efficiency ratio was 39.9% in the second quarter, compared to 40.6% in the first quarter.

[4] See reconciliation of GAAP to non-GAAP financial measures in Table 13.

TAX RELATED ITEMS

Tax expense in the second quarter of 2018 was $24.6 million and the effective tax rate was 13%, compared to a tax expense of $24.8 million and an effective tax rate of 12% in the first quarter of 2018.

•
Tax expense in the first quarter included two discrete items: the accounting for stock-based compensation and the reversal of a liability related to state taxes for prior years, which reduced tax expense by $4.8 million and $3.9 million, respectively.

•
Currently, we are projecting a full year 2018 effective tax rate of approximately 13%; previously, we had projected an effective tax rate of 16%. The reduction in the tax rate for the second quarter and full year 2018 to 13% largely reflects a new tax credit investment added in the quarter.

CREDIT QUALITY

The allowance for loan losses totaled $301.6 million, or 1.00% of loans HFI, as of June 30, 2018, compared to $297.7 million, or 1.01% of loans HFI, as of March 31, 2018, and $276.3 million, or 1.02% of loans HFI, as of June 30, 2017.

•	The provision for credit losses recorded for the current quarter was $15.5 million, compared to $20.2 million for the first quarter of 2018, and $10.7 million for the second quarter of 2017.

•
Net charge-offs for the current quarter were $11.2 million, or annualized 0.15% of average loans HFI. This compares to net charge-offs of $9.4 million, or annualized 0.13% of average loans HFI, for the first quarter of 2018, and net recoveries of $2.6 million, or annualized 0.04% of average loans HFI, for the second quarter of 2017.

•
Non-PCI nonperforming assets of $103.5 million, or 0.27% of total assets, as of June 30, 2018, decreased from $131.0 million, or 0.35% of total assets, as of March 31, 2018, and $133.0 million, or 0.37% of total assets, as of June 30, 2017.

CAPITAL STRENGTH

Capital levels for East West continue to be strong. As of June 30, 2018, stockholders’ equity was $4.1 billion, or $28.39 per share. Tangible equity per common share was $25.01 as of June 30, 2018, an increase of 4% linked quarter and 14% year-over-year. The following table presents the regulatory capital ratios for the quarters ended June 30, 2018, March 31, 2018, and June 30, 2017.

EWBC Regulatory Capital Metrics	Basel III
($ in millions)	June 30, 2018 (a)	March 31, 2018	June 30, 2017	Minimum Regulatory Requirements	Well Capitalized Regulatory Requirements	Fully Phased- in Minimum Regulatory Requirements

CET1 capital ratio	12.2%	11.9%	11.3%	4.5%	6.5%	7.0%
Tier 1 risk-based capital ratio	12.2%	11.9%	11.3%	6.0%	8.0%	8.5%
Total risk-based capital ratio	13.7%	13.4%	12.8%	8.0%	10.0%	10.5%
Tier 1 leverage capital ratio	10.0%	9.6%	9.3%	4.0%	5.0%	4.0%
Risk-Weighted Assets (“RWA”) (b)	$30,424	$29,892	$28,445	N/A	N/A	N/A

N/A Not applicable.

(a)	The Company’s June 30, 2018 regulatory capital ratios and RWA are preliminary.

(b)
Under regulatory guidelines, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories based on the nature of the obligor, or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar value in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total RWA.

DIVIDEND PAYOUT AND CAPITAL ACTIONS

East West’s Board of Directors has declared third quarter 2018 dividends for the Company’s common stock. The common stock cash dividend of $0.23 per share is payable on August 15, 2018 to stockholders of record on August 1, 2018. As announced on May 29, 2018, this is a 15% increase to the quarterly common stock dividend, up from $0.20 per share previously.

Conference Call

East West will host a conference call to discuss second quarter 2018 earnings with the public on Thursday, July 19, 2018 at 8:30 a.m. PT/11:30 a.m. ET. The public and investment community are invited to listen as management discusses second quarter 2018 results and operating developments.

•
The following dial-in information is provided for participation in the conference call: calls within the U.S. - (877) 506-6399; calls within Canada - (855) 669-9657; international calls - (412) 902-6699.

•	A presentation to accompany the earnings call will be available on the Investor Relations page of the Company’s website at www.eastwestbank.com/investors.

•	A listen-only live broadcast of the call will also be available on the Investor Relations page of the Company’s website at www.eastwestbank.com/investors.

•
A replay of the conference call will be available on July 19, 2018 at 11:30 a.m. Pacific Time through August 19, 2018. The replay numbers are: within the U.S. - (877) 344-7529; within Canada - (855) 669-9658; International calls - (412) 317-0088; and the replay access code is: 10121411.

About East West

East West Bancorp, Inc. is a publicly owned company with total assets of $38.1 billion that trades on the Nasdaq Global Select Market under the symbol “EWBC”. The Company’s wholly-owned subsidiary, East West Bank, is the premier bank exclusively focused on the United States and Greater China markets, and is one of the largest independent banks headquartered in California. With over 130 locations worldwide, East West operates in California, Georgia, Massachusetts, Nevada, New York, Texas and Washington in the United States. In Greater China, East West’s presence includes full service branches in Hong Kong, Shanghai, Shantou and Shenzhen, and representative offices in Beijing, Chongqing, Guangzhou, Taipei and Xiamen. For more information about East West, visit the Company’s website at www.eastwestbank.com.

Forward-Looking Statements
Certain matters set forth herein (including any exhibits hereto) constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to the Company’s current business plans and expectations regarding future operating results. Forward-looking statements may include, but are not limited to, the use of forward-looking language, such as “likely result in,” “expects,” “anticipates,” “estimates,” “forecasts,” “projects,” “intends to,” or may include other similar words or phrases, such as “believes,” “plans,” “trend,” “objective,” “continues,” “remains,” or similar expressions, or future or conditional verbs, such as “will,” “would,” “should,” “could,” “may,” “might,” “can,” or similar verbs. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from those projected. These risks and uncertainties, some of which are beyond our control, include, but are not limited to, our ability to compete effectively against other financial institutions in our banking markets; changes in the commercial and consumer real estate markets; changes in our costs of operation, compliance and expansion; changes in the United States (“U.S.”) economy, including inflation, employment levels, rate of growth and general business conditions; changes in government interest rate policies; changes in laws or the regulatory environment including regulatory reform initiatives and policies of the U.S. Department of Treasury, the Board of Governors of the Federal Reserve Board System, the Federal Deposit Insurance Corporation, the U.S. Securities and Exchange Commission, the Consumer Financial Protection Bureau and the California Department of Business Oversight - Division of Financial Institutions; heightened regulatory and governmental oversight and scrutiny of the Company’s business practices, including dealings with consumers; changes in the economy of and monetary policy in the People’s Republic of China; changes in income tax laws and regulations and the impact of the Tax Cuts and Jobs Act; impact of other potential federal tax changes and spending cuts; changes in accounting standards as may be required by the Financial Accounting Standards Board or other regulatory agencies and their impact on critical accounting policies and assumptions; changes in the equity and debt securities markets; future credit quality and performance, including our expectations regarding future credit losses and allowance levels; fluctuations of our stock price; fluctuations in foreign currency exchange rates; success and timing of our business strategies; our ability to adopt and successfully integrate new technologies into our business in a strategic manner; impact of reputational risk from negative publicity, fines and penalties and other negative consequences from regulatory violations and legal actions; impact of adverse judgments or settlements in litigation; impact of regulatory enforcement actions; changes in our ability to receive dividends from our subsidiaries; impact of political developments, wars or other hostilities that may disrupt or increase volatility in securities or otherwise affect economic conditions; impact of natural or man-made disasters or calamities or conflicts or other events that may directly or indirectly result in a negative impact on the Company’s financial performance; continuing consolidation in the financial services industry; our capital requirements and our ability to generate capital internally or raise capital on favorable terms; impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act on our business, business practices and cost of operations; impact of adverse changes to our credit ratings from the major credit rating agencies; impact of failure in, or breach of, our operational or security systems or infrastructure, or those of third parties with whom we do business, including as a result of cyber attacks; and other similar matters which could result in, among other things, confidential and/or proprietary information being disclosed or misused; adequacy of our risk management framework, disclosure controls and procedures and internal control over financial reporting; changes in interest rates on our net interest income and net interest margin; the effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin; a recurrence of significant turbulence or disruption in the capital or financial markets, which could result in, among other things, a reduction in the availability of funding or increased funding costs, reduced investor demand for mortgage loans and declines in asset values and/or recognition of other-than-temporary impairment on securities held in our available-for-sale investment securities portfolio; the Company’s ability to retain key officers and employees; any future strategic acquisitions or divestitures; and other factors set forth in the Company’s public reports including its Annual Report on Form 10-K for the year ended December 31, 2017, and particularly the discussion of risk factors within that document. If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, the Company’s results could differ materially from those expressed in, implied or projected by such forward-looking statements. The Company assumes no obligation to update such forward-looking statements.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
($ and shares in thousands, except per share data)
(unaudited)
Table 1

				June 30, 2018 % Change
	June 30, 2018	March 31, 2018	June 30, 2017	Qtr-o-Qtr	Yr-o-Yr
Assets
Cash and due from banks	$415,653	$413,017	$429,121	0.6%	(3.1)%
Interest-bearing cash with banks	1,881,818	1,901,921	2,323,355	(1.1)	(19.0)
Cash and cash equivalents	2,297,471	2,314,938	2,752,476	(0.8)	(16.5)
Interest-bearing deposits with banks	360,900	478,871	296,679	(24.6)	21.6
Securities purchased under resale agreements (“resale agreements”) (1)	975,000	1,050,000	1,300,000	(7.1)	(25.0)
Investment securities	2,707,444	2,811,416	2,943,856	(3.7)	(8.0)
Federal Home Loan Bank (“FHLB”) and Federal Reserve Bank (“FRB”) stock	73,524	73,787	73,173	(0.4)	0.5
Loans held-for-sale (“HFS”)	14,658	46,181	11,649	(68.3)	25.8
Loans held-for-investment (net of allowance for loan losses of $301,550, $297,654 and $276,316)	29,928,829	29,257,594	26,934,350	2.3	11.1
Investments in qualified affordable housing partnerships, net	152,556	160,574	169,103	(5.0)	(9.8)
Investments in tax credit and other investments, net	242,595	246,183	189,405	(1.5)	28.1
Goodwill	465,547	465,547	469,433	—	(0.8)
Other assets	854,430	788,067	777,493	8.4	9.9
Total assets	$38,072,954	$37,693,158	$35,917,617	1.0%	6.0%

Liabilities and Stockholders’ Equity
Deposits	$32,776,132	$32,608,777	$31,154,287	0.5%	5.2%
Short-term borrowings	58,523	30,277	24,426	93.3	139.6
FHLB advances	325,020	324,451	322,756	0.2	0.7
Securities sold under repurchase agreements (“repurchase agreements”) (1)	50,000	50,000	50,000	—	—
Long-term debt	161,704	166,640	176,450	(3.0)	(8.4)
Accrued expenses and other liabilities	587,291	534,258	519,437	9.9	13.1
Total liabilities	33,958,670	33,714,403	32,247,356	0.7	5.3
Stockholders’ equity	4,114,284	3,978,755	3,670,261	3.4	12.1
Total liabilities and stockholders’ equity	$38,072,954	$37,693,158	$35,917,617	1.0%	6.0%

Book value per common share	$28.39	$27.46	$25.40	3.4%	11.8%
Tangible equity (2) per common share	$25.01	$24.07	$21.93	3.9	14.0
Tangible equity to tangible assets ratio (2)	9.64%	9.37%	8.95%	2.9	7.8
Number of common shares at period-end	144,905	144,873	144,486	0.0	0.3

(1)
Resale and repurchase agreements are reported net, pursuant to Accounting Standards Codification (“ASC”) 210-20-45, Balance Sheet Offsetting. As of each of June 30, 2018, March 31, 2018 and June 30, 2017, $400.0 million out of $450.0 million of gross repurchase agreements were eligible for netting against gross resale agreements.

(2)	See reconciliation of GAAP to non-GAAP financial measures in Table 15.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
TOTAL LOANS AND DEPOSITS DETAIL
($ in thousands)
(unaudited)
Table 2

				June 30, 2018 % Change
	June 30, 2018	March 31, 2018	June 30, 2017	Qtr-o-Qtr	Yr-o-Yr
Loans:
Commercial lending:
Commercial and industrial (“C&I”)	$11,059,019	$10,818,304	$10,187,349	2.2%	8.6%
Commercial real estate (“CRE”)	9,054,567	9,022,746	8,465,030	0.4	7.0
Multifamily residential	2,032,522	1,954,855	1,772,741	4.0	14.7
Construction and land	623,837	669,340	660,819	(6.8)	(5.6)
Consumer lending:
Single-family residential	5,316,895	4,930,580	4,001,488	7.8	32.9
Home equity lines of credit (“HELOCs”)	1,769,511	1,775,443	1,786,207	(0.3)	(0.9)
Other consumer	374,028	383,980	337,032	(2.6)	11.0
Total loans held-for-investment (1)(2)	30,230,379	29,555,248	27,210,666	2.3	11.1
Loans HFS	14,658	46,181	11,649	(68.3)	25.8
Total loans (1)(2)	30,245,037	29,601,429	27,222,315	2.2	11.1
Allowance for loan losses	(301,550)	(297,654)	(276,316)	1.3	9.1
Net loans (1)(2)	$29,943,487	$29,303,775	$26,945,999	2.2%	11.1%

Deposits:
Noninterest-bearing demand	$10,739,333	$11,763,936	$10,460,230	(8.7)%	2.7%
Interest-bearing checking	4,323,698	4,428,952	4,059,046	(2.4)	6.5
Money market	7,634,850	7,913,040	8,193,086	(3.5)	(6.8)
Savings	2,218,228	2,301,780	2,368,611	(3.6)	(6.3)
Total core deposits	24,916,109	26,407,708	25,080,973	(5.6)	(0.7)
Time deposits	7,860,023	6,201,069	6,073,314	26.8	29.4
Total deposits	$32,776,132	$32,608,777	$31,154,287	0.5%	5.2%

(1)
Includes $(40.4) million, $(36.6) million and $(9.6) million as of June 30, 2018, March 31, 2018 and June 30, 2017, respectively, of net deferred loan fees, unearned fees, unamortized premiums and unaccreted discounts.

(2)	Includes ASC 310-30 discount of $26.8 million, $32.2 million and $42.9 million as of June 30, 2018, March 31, 2018 and June 30, 2017, respectively.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF INCOME
($ and shares in thousands, except per share data)
(unaudited)
Table 3

	Three Months Ended			June 30, 2018 % Change
	June 30, 2018	March 31, 2018	June 30, 2017	Qtr-o-Qtr	Yr-o-Yr
Interest and dividend income	$400,311	$371,873	$322,775	7.6%	24.0%
Interest expense	58,632	45,180	32,684	29.8	79.4
Net interest income before provision for credit losses	341,679	326,693	290,091	4.6	17.8
Provision for credit losses	15,536	20,218	10,685	(23.2)	45.4
Net interest income after provision for credit losses	326,143	306,475	279,406	6.4	16.7
Noninterest income	48,268	74,444	47,244	(35.2)	2.2
Noninterest expense	177,419	169,135	168,965	4.9	5.0
Income before income taxes	196,992	211,784	157,685	(7.0)	24.9
Income tax expense	24,643	24,752	39,355	(0.4)	(37.4)
Net income	$172,349	$187,032	$118,330	(7.9)%	45.7%
Earnings per share (“EPS”)
- Basic	$1.19	$1.29	$0.82	(8.0)%	45.2%
- Diluted	$1.18	$1.28	$0.81	(7.9)	45.3
Weighted average number of shares outstanding
- Basic	144,899	144,664	144,485	0.2%	0.3%
- Diluted	146,091	145,939	145,740	0.1	0.2

	Three Months Ended			June 30, 2018 % Change
	June 30, 2018	March 31, 2018	June 30, 2017	Qtr-o-Qtr	Yr-o-Yr
Noninterest income:
Branch fees	$10,140	$10,430	$10,321	(2.8)%	(1.8)%
Letters of credit fees and foreign exchange income	15,673	9,602	12,365	63.2	26.8
Ancillary loan fees and other income	5,841	5,581	5,907	4.7	(1.1)
Wealth management fees	4,501	2,953	3,381	52.4	33.1
Derivative fees and other income	6,570	6,690	3,765	(1.8)	74.5
Net gains on sales of loans	2,354	1,582	1,546	48.8	52.3
Net gains on sales of available-for-sale investment securities	210	2,129	2,720	(90.1)	(92.3)
Net gains on sales of fixed assets	1,114	1,086	1,042	2.6	6.9
Net gain on sale of business	—	31,470	—	(100.0)	—
Other fees and operating income	1,865	2,921	6,197	(36.2)	(69.9)
Total noninterest income	$48,268	$74,444	$47,244	(35.2)%	2.2%
Noninterest expense:
Compensation and employee benefits	$93,865	$95,234	$80,744	(1.4)%	16.3%
Occupancy and equipment expense	16,707	16,880	15,554	(1.0)	7.4
Deposit insurance premiums and regulatory assessments	5,832	6,273	5,779	(7.0)	0.9
Legal expense	2,837	2,255	2,552	25.8	11.2
Data processing	3,327	3,401	3,058	(2.2)	8.8
Consulting expense	5,120	2,352	4,769	117.7	7.4
Deposit related expense	2,922	2,679	2,505	9.1	16.6
Computer software expense	5,549	5,054	5,462	9.8	1.6
Other operating expense	20,779	17,607	20,670	18.0	0.5
Amortization of tax credit and other investments	20,481	17,400	27,872	17.7	(26.5)
Total noninterest expense	$177,419	$169,135	$168,965	4.9%	5.0%

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF INCOME
($ and shares in thousands, except per share data)
(unaudited)
Table 4

	Six Months Ended		June 30, 2018 % Change
	June 30, 2018	June 30, 2017	Yr-o-Yr
Interest and dividend income	$772,184	$625,444	23.5%
Interest expense	103,812	63,231	64.2
Net interest income before provision for credit losses	668,372	562,213	18.9
Provision for credit losses	35,754	17,753	101.4
Net interest income after provision for credit losses	632,618	544,460	16.2
Noninterest income	122,712	163,072	(24.7)
Noninterest expense	346,554	321,843	7.7
Income before income taxes	408,776	385,689	6.0
Income tax expense	49,395	97,623	(49.4)
Net income	$359,381	$288,066	24.8%
EPS
- Basic	$2.48	$2.00	24.4%
- Diluted	$2.46	$1.98	24.5
Weighted average number of shares outstanding
- Basic	144,782	144,368	0.3%
- Diluted	146,046	145,774	0.2

	Six Months Ended		June 30, 2018 % Change
	June 30, 2018	June 30, 2017	Yr-o-Yr
Noninterest income:
Branch fees	$20,570	$20,245	1.6%
Letters of credit fees and foreign exchange income	25,275	23,806	6.2
Ancillary loan fees and other income	11,422	10,889	4.9
Wealth management fees	7,454	7,716	(3.4)
Derivative fees and other income	13,260	6,271	111.4
Net gains on sales of loans	3,936	4,300	(8.5)
Net gains on sales of available-for-sale investment securities	2,339	5,194	(55.0)
Net gains on sales of fixed assets	2,200	73,049	(97.0)
Net gain on sale of business	31,470	—	100.0
Other fees and operating income	4,786	11,602	(58.7)
Total noninterest income	$122,712	$163,072	(24.7)%
Noninterest expense:
Compensation and employee benefits	$189,099	$165,347	14.4%
Occupancy and equipment expense	33,587	31,194	7.7
Deposit insurance premiums and regulatory assessments	12,105	11,708	3.4
Legal expense	5,092	5,614	(9.3)
Data processing	6,728	6,005	12.0
Consulting expense	7,472	6,688	11.7
Deposit related expense	5,601	4,870	15.0
Computer software expense	10,603	9,430	12.4
Other operating expense	38,386	38,755	(1.0)
Amortization of tax credit and other investments	37,881	42,232	(10.3)
Total noninterest expense	$346,554	$321,843	7.7%

EAST WEST BANCORP, INC. AND SUBSIDIARIES
SELECTED AVERAGE BALANCES
($ in thousands)
(unaudited)
Table 5

	Three Months Ended			June 30, 2018 % Change		Six Months Ended		June 30, 2018 % Change
	June 30, 2018	March 31, 2018	June 30, 2017	Qtr-o-Qtr	Yr-o-Yr	June 30, 2018	June 30, 2017	Yr-o-Yr
Loans:
Commercial lending:
C&I	$10,747,074	$10,712,583	$9,975,216	0.3%	7.7%	$10,729,924	$9,968,745	7.6%
CRE	9,038,228	9,006,593	8,351,403	0.4	8.2	9,022,498	8,248,718	9.4
Multifamily residential	1,970,538	1,944,516	1,764,720	1.3	11.7	1,957,599	1,710,111	14.5
Construction and land	667,997	657,568	655,588	1.6	1.9	662,811	664,465	(0.2)
Consumer lending:
Single-family residential	5,103,008	4,771,427	3,816,572	6.9	33.7	4,938,134	3,690,782	33.8
HELOCs	1,787,036	1,779,242	1,800,022	0.4	(0.7)	1,783,160	1,784,464	(0.1)
Other consumer	332,885	339,977	335,266	(2.1)	(0.7)	336,411	336,260	0.0
Total loans (1)(2)	$29,646,766	$29,211,906	$26,698,787	1.5%	11.0%	$29,430,537	$26,403,545	11.5%

Investment securities	$2,735,023	$2,854,335	$2,962,201	(4.2)%	(7.7)%	$2,794,350	$3,110,280	(10.2)%
Interest-earning assets	$35,767,808	$35,513,663	$33,295,012	0.7%	7.4%	$35,641,438	$33,204,629	7.3%
Total assets	$37,568,895	$37,381,098	$34,994,935	0.5%	7.4%	$37,475,515	$34,961,668	7.2%

Deposits:
Noninterest-bearing demand	$10,984,950	$11,289,512	$10,195,755	(2.7)%	7.7%	$11,136,389	$10,154,195	9.7%
Interest-bearing checking	4,387,479	4,559,695	3,872,347	(3.8)	13.3	4,473,111	3,736,334	19.7
Money market	7,880,601	8,273,160	7,964,286	(4.7)	(1.1)	8,075,796	7,953,618	1.5
Savings	2,214,793	2,452,452	2,295,299	(9.7)	(3.5)	2,332,966	2,289,739	1.9
Total core deposits	25,467,823	26,574,819	24,327,687	(4.2)	4.7	26,018,262	24,133,886	7.8
Time deposits	6,907,174	5,716,638	5,871,236	20.8	17.6	6,315,194	5,821,587	8.5
Total deposits	$32,374,997	$32,291,457	$30,198,923	0.3%	7.2%	$32,333,456	$29,955,473	7.9%

Interest-bearing liabilities	$21,938,134	$21,553,595	$20,662,124	1.8%	6.2%	$21,746,927	$20,723,804	4.9%
Stockholders’ equity	$4,062,311	$3,922,926	$3,637,695	3.6%	11.7%	$3,993,004	$3,565,944	12.0%

(1)
Includes ASC 310-30 discount of $30.0 million, $34.1 million and $45.4 million for the three months ended June 30, 2018, March 31, 2018 and June 30, 2017, respectively, and $32.0 million and $47.0 million for the six months ended June 30, 2018 and 2017, respectively.

(2)	Includes loans HFS.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
QUARTER-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 6

	Three Months Ended
	June 30, 2018			March 31, 2018
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate(1)	Balance	Interest	Yield/Rate(1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$2,316,194	$11,715	2.03%	$2,323,771	$10,945	1.91%
Resale agreements (2)	996,154	7,182	2.89%	1,050,000	6,934	2.68%
Investment securities	2,735,023	15,059	2.21%	2,854,335	15,456	2.20%
Loans (3)	29,646,766	365,555	4.95%	29,211,906	337,904	4.69%
FHLB and FRB stock	73,671	800	4.36%	73,651	634	3.49%
Total interest-earning assets	35,767,808	400,311	4.49%	35,513,663	371,873	4.25%

Noninterest-earning assets:
Cash and due from banks	432,401			443,357
Allowance for loan losses	(292,645)			(285,836)
Other assets	1,661,331			1,709,914
Total assets	$37,568,895			$37,381,098

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$4,387,479	$8,416	0.77%	$4,559,695	$6,727	0.60%
Money market deposits	7,880,601	18,805	0.96%	8,273,160	15,840	0.78%
Savings deposits	2,214,793	2,035	0.37%	2,452,452	2,021	0.33%
Time deposits	6,907,174	22,009	1.28%	5,716,638	14,548	1.03%
Federal funds purchased and other short-term borrowings	11,695	124	4.25%	871	7	3.26%
FHLB advances	324,665	2,552	3.15%	334,121	2,260	2.74%
Repurchase agreements (2)	50,000	3,042	24.40%	50,000	2,306	18.70%
Long-term debt	161,727	1,649	4.09%	166,658	1,471	3.58%
Total interest-bearing liabilities	21,938,134	58,632	1.07%	21,553,595	45,180	0.85%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	10,984,950			11,289,512
Accrued expenses and other liabilities	583,500			615,065
Stockholders’ equity	4,062,311			3,922,926
Total liabilities and stockholders’ equity	$37,568,895			$37,381,098

Interest rate spread			3.42%			3.40%
Net interest income and net interest margin		$341,679	3.83%		$326,693	3.73%
Adjusted net interest income and adjusted net interest margin (4)		$335,380	3.76%		$321,493	3.67%

(1)	Annualized.

(2)	Average balances of resale and repurchase agreements are reported net, pursuant to ASC 210-20-45, Balance Sheet Offsetting.

(3)	Includes loans HFS and ASC 310-30 discount of $30.0 million and $34.1 million for the three months ended June 30, 2018 and March 31, 2018, respectively.

(4)	See reconciliation of GAAP to non-GAAP financial measures in Table 14.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
QUARTER-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 7

	Three Months Ended
	June 30, 2018			June 30, 2017
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate(1)	Balance	Interest	Yield/Rate(1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$2,316,194	$11,715	2.03%	$2,191,730	$7,552	1.38%
Resale agreements (2)	996,154	7,182	2.89%	1,369,231	7,853	2.30%
Investment securities	2,735,023	15,059	2.21%	2,962,201	13,861	1.88%
Loans (3)	29,646,766	365,555	4.95%	26,698,787	293,039	4.40%
FHLB and FRB stock	73,671	800	4.36%	73,063	470	2.58%
Total interest-earning assets	35,767,808	400,311	4.49%	33,295,012	322,775	3.89%

Noninterest-earning assets:
Cash and due from banks	432,401			386,213
Allowance for loan losses	(292,645)			(264,869)
Other assets	1,661,331			1,578,579
Total assets	$37,568,895			$34,994,935

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$4,387,479	$8,416	0.77%	$3,872,347	$4,183	0.43%
Money market deposits	7,880,601	18,805	0.96%	7,964,286	10,145	0.51%
Savings deposits	2,214,793	2,035	0.37%	2,295,299	1,386	0.24%
Time deposits	6,907,174	22,009	1.28%	5,871,236	11,331	0.77%
Federal funds purchased and other short-term borrowings	11,695	124	4.25%	37,609	252	2.69%
FHLB advances	324,665	2,552	3.15%	322,410	1,761	2.19%
Repurchase agreements (2)	50,000	3,042	24.40%	117,582	2,273	7.75%
Long-term debt	161,727	1,649	4.09%	181,355	1,353	2.99%
Total interest-bearing liabilities	21,938,134	58,632	1.07%	20,662,124	32,684	0.63%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	10,984,950			10,195,755
Accrued expenses and other liabilities	583,500			499,361
Stockholders’ equity	4,062,311			3,637,695
Total liabilities and stockholders’ equity	$37,568,895			$34,994,935

Interest rate spread			3.42%			3.26%
Net interest income and net interest margin		$341,679	3.83%		$290,091	3.49%
Adjusted net interest income and adjusted net interest margin (4)		$335,380	3.76%		$283,830	3.41%

(1)	Annualized.

(2)	Average balances of resale and repurchase agreements are reported net, pursuant to ASC 210-20-45, Balance Sheet Offsetting.

(3)	Includes loans HFS and ASC 310-30 discount of $30.0 million and $45.4 million for the three months ended June 30, 2018 and 2017, respectively.

(4)	See reconciliation of GAAP to non-GAAP financial measures in Table 14.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
YEAR-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 8

	Six Months Ended
	June 30, 2018			June 30, 2017
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate(1)	Balance	Interest	Yield/Rate(1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$2,319,962	$22,660	1.97%	$1,935,455	$12,668	1.32%
Resale agreements (2)	1,022,928	14,116	2.78%	1,681,492	17,321	2.08%
Investment securities	2,794,350	30,515	2.20%	3,110,280	29,108	1.89%
Loans (3)	29,430,537	703,459	4.82%	26,403,545	565,100	4.32%
FHLB and FRB stock	73,661	1,434	3.93%	73,857	1,247	3.40%
Total interest-earning assets	35,641,438	772,184	4.37%	33,204,629	625,444	3.80%

Noninterest-earning assets:
Cash and due from banks	437,848			387,306
Allowance for loan losses	(289,259)			(264,415)
Other assets	1,685,488			1,634,148
Total assets	$37,475,515			$34,961,668

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$4,473,111	$15,143	0.68%	$3,736,334	$7,770	0.42%
Money market deposits	8,075,796	34,645	0.87%	7,953,618	18,581	0.47%
Savings deposits	2,332,966	4,056	0.35%	2,289,739	2,715	0.24%
Time deposits	6,315,194	36,557	1.17%	5,821,587	21,651	0.75%
Federal funds purchased and other short-term borrowings	6,314	131	4.18%	46,420	665	2.89%
FHLB advances	329,367	4,812	2.95%	460,804	3,791	1.66%
Repurchase agreements (2)	50,000	5,348	21.57%	231,492	5,416	4.72%
Long-term debt	164,179	3,120	3.83%	183,810	2,642	2.90%
Total interest-bearing liabilities	21,746,927	103,812	0.96%	20,723,804	63,231	0.62%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	11,136,389			10,154,195
Accrued expenses and other liabilities	599,195			517,725
Stockholders’ equity	3,993,004			3,565,944
Total liabilities and stockholders’ equity	$37,475,515			$34,961,668

Interest rate spread			3.41%			3.18%
Net interest income and net interest margin		$668,372	3.78%		$562,213	3.41%
Adjusted net interest income and net interest margin (4)		$656,873	3.71%		$552,719	3.35%

(1)	Annualized

(2)	Average balances of resale and repurchase agreements are reported net, pursuant to ASC 210-20-45, Balance Sheet Offsetting.

(3)	Includes loans HFS and ASC 310-30 discount of $32.0 million and $47.0 million for the six months ended June 30, 2018 and 2017, respectively.

(4)	See reconciliation of GAAP to non-GAAP financial measures in Table 14.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
SELECTED RATIOS
(unaudited)
Table 9

	Three Months Ended (1)				June 30, 2018 Basis Point Change
	June 30, 2018	March 31, 2018	June 30, 2017		Qtr-o-Qtr		Yr-o-Yr
Return on average assets	1.84%	2.03%	1.36%		(19)	bps	48	bps
Adjusted return on average assets (2)	1.84%	1.79%	1.36%		5		48
Return on average equity	17.02%	19.34%	13.05%		(232)		397
Adjusted return on average equity (2)	17.02%	17.04%	13.05%		(2)		397
Return on average tangible equity (2)	19.50%	22.30%	15.30%		(280)		420
Adjusted return on average tangible equity (2)	19.50%	19.68%	15.30%		(18)		420
Interest rate spread	3.42%	3.40%	3.26%		2		16
Net interest margin	3.83%	3.73%	3.49%		10		34
Adjusted net interest margin (2)	3.76%	3.67%	3.41%		9		35
Average loan yield	4.95%	4.69%	4.40%		26		55
Adjusted average loan yield (2)	4.86%	4.61%	4.30%		25		56
Yield on average interest-earning assets	4.49%	4.25%	3.89%		24		60
Cost of interest-bearing deposits	0.96%	0.76%	0.54%		20		42
Cost of deposits	0.64%	0.49%	0.36%		15		28
Cost of funds	0.71%	0.56%	0.42%		15		29
Adjusted pre-tax, pre-provision profitability ratio (2)	2.50%	2.38%	2.27%		12		23
Adjusted noninterest expense/average assets (2)	1.66%	1.63%	1.60%		3		6
Efficiency ratio	45.50%	42.16%	50.09%		334		(459)
Adjusted efficiency ratio (2)	39.89%	40.64%	41.30%		(75)	bps	(141)	bps

	Six Months Ended (1)		June 30, 2018 Basis Point Change
	June 30, 2018	June 30, 2017	Yr-o-Yr
Return on average assets	1.93%	1.66%	27	bps
Adjusted return on average assets (2)	1.81%	1.42%	39
Return on average equity	18.15%	16.29%	186
Adjusted return on average equity (2)	17.03%	13.94%	309
Return on average tangible equity (2)	20.87%	19.14%	173
Adjusted return on average tangible equity (2)	19.59%	16.40%	319
Interest rate spread	3.41%	3.18%	23
Net interest margin	3.78%	3.41%	37
Adjusted net interest margin (2)	3.71%	3.35%	36
Average loan yield	4.82%	4.32%	50
Adjusted average loan yield (2)	4.74%	4.24%	50
Yield on average interest-earning assets	4.37%	3.80%	57
Cost of interest-bearing deposits	0.86%	0.52%	34
Cost of deposits	0.56%	0.34%	22
Cost of funds	0.64%	0.41%	23
Adjusted pre-tax, pre-provision profitability ratio (2)	2.44%	2.18%	26
Adjusted noninterest expense/average assets (2)	1.65%	1.59%	6
Efficiency ratio	43.81%	44.37%	(56)
Adjusted efficiency ratio (2)	40.26%	42.23%	(197)	bps

(1)	Annualized except for efficiency ratio.

(2)	See reconciliation of GAAP to non-GAAP financial measures in Tables 12, 13, 14 and 15.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
ALLOWANCE FOR CREDIT LOSSES
($ in thousands)
(unaudited)
Table 10

	Three Months Ended			Six Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Non-Purchased Credit Impaired (“Non-PCI”) Loans
Allowance for non-PCI loans, beginning of period	$297,607	$287,070	$263,007	$287,070	$260,402
Provision for loan losses on non-PCI loans	15,139	19,933	10,680	35,072	18,726
Net (charge-offs) recoveries:
Commercial lending:
C&I	(13,023)	(10,758)	1,652	(23,781)	(4,950)
CRE	2	427	423	429	992
Multifamily residential	1,061	333	128	1,394	695
Construction and land	258	435	87	693	(37)
Consumer lending:
Single-family residential	629	183	242	812	253
HELOCs	—	—	—	—	24
Other consumer	(162)	(16)	19	(178)	133
Total net (charge-offs) recoveries	(11,235)	(9,396)	2,551	(20,631)	(2,890)
Allowance for non-PCI loans, end of period	301,511	297,607	276,238	301,511	276,238
Purchased Credit Impaired (“PCI”) Loans
Allowance for PCI loans, beginning of period	47	58	87	58	118
Reversal of loan losses on PCI loans	(8)	(11)	(9)	(19)	(40)
Allowance for PCI loans, end of period	39	47	78	39	78
Allowance for loan losses	301,550	297,654	276,316	301,550	276,316
Unfunded Credit Facilities
Allowance for unfunded credit reserves, beginning of period	13,614	13,318	15,174	13,318	16,121
Provision for (reversal of) unfunded credit reserves	405	296	14	701	(933)
Allowance for unfunded credit reserves, end of period	14,019	13,614	15,188	14,019	15,188
Allowance for credit losses	$315,569	$311,268	$291,504	$315,569	$291,504

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CREDIT QUALITY
($ in thousands)
(unaudited)
Table 11

Non-PCI Nonperforming Assets	June 30, 2018	March 31, 2018	June 30, 2017

Nonaccrual loans:
Commercial lending:
C&I	$57,097	$80,807	$87,189
CRE	25,748	26,496	25,975
Multifamily residential	1,727	2,050	2,678
Construction and land	—	3,973	4,344
Consumer lending:
Single-family residential	7,625	7,465	7,624
HELOCs	8,135	6,935	2,996
Other consumer	2,491	2,491	—
Total nonaccrual loans	102,823	130,217	130,806
Other real estate owned, net	709	734	2,189
Total nonperforming assets	$103,532	$130,951	$132,995

Credit Quality Ratios	June 30, 2018	March 31, 2018	June 30, 2017

Non-PCI nonperforming assets to total assets (1)	0.27%	0.35%	0.37%
Non-PCI nonaccrual loans to loans held-for-investment (1)	0.34%	0.44%	0.48%
Allowance for loan losses to loans held-for-investment (1)	1.00%	1.01%	1.02%
Allowance for loan losses to non-PCI nonaccrual loans	293.27%	228.58%	211.24%
Annualized quarterly net (charge-offs) recoveries to average loans held-for-investment	(0.15)%	(0.13)%	0.04%

(1)	Total assets and loans held-for-investment include PCI loans of $383.7 million, $452.4 million and $565.5 million as of June 30, 2018, March 31, 2018 and June 30, 2017, respectively.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ and shares in thousands, except for per share data)
(unaudited)
Table 12
During the first quarter of 2017, the Company consummated a sale and leaseback transaction on a commercial property and recognized a pre-tax gain on sale of $71.7 million. During the first quarter of 2018, the Company sold its Desert Community Bank (“DCB”) branches and recognized a pre-tax gain on sale of $31.5 million. Management believes that presenting the computations of the adjusted net income, adjusted diluted earnings per common share, adjusted return on average assets and adjusted return on average equity that exclude the impact of after-tax gains on the sales of the commercial property and DCB branches (where applicable) provides clarity to financial statement users regarding the ongoing performance of the Company and allows comparability to prior periods.

		Three Months Ended
		June 30, 2018	March 31, 2018	June 30, 2017
Net income	(a)	$172,349	$187,032	$118,330
Less: Gain on sale of business, net of tax (1)	(b)	—	(22,167)	—
Adjusted net income	(c)	$172,349	$164,865	$118,330

Diluted weighted average number of shares outstanding	(d)	146,091	145,939	145,740

Diluted EPS	(a)/(d)	$1.18	$1.28	$0.81
Diluted EPS impact of gain on sale of business, net of tax	(b)/(d)	—	(0.15)	—
Adjusted diluted EPS		$1.18	$1.13	$0.81

Average total assets	(e)	$37,568,895	$37,381,098	$34,994,935
Average stockholders’ equity	(f)	$4,062,311	$3,922,926	$3,637,695
Return on average assets (2)	(a)/(e)	1.84%	2.03%	1.36%
Adjusted return on average assets (2)	(c)/(e)	1.84%	1.79%	1.36%
Return on average equity (2)	(a)/(f)	17.02%	19.34%	13.05%
Adjusted return on average equity (2)	(c)/(f)	17.02%	17.04%	13.05%

		Six Months Ended
		June 30, 2018	June 30, 2017
Net income	(g)	$359,381	$288,066
Less: Gain on sale of the commercial property, net of tax (1)	(h)	—	(41,526)
Gain on sale of business, net of tax (1)	(i)	(22,167)	—
Adjusted net income	(j)	$337,214	$246,540

Diluted weighted average number of shares outstanding	(k)	146,046	145,774

Diluted EPS	(g)/(k)	$2.46	$1.98
Diluted EPS impact of gain on sale of the commercial property, net of tax	(h)/(k)	—	(0.28)
Diluted EPS impact of gain on sale of business, net of tax	(i)/(k)	(0.15)	—
Adjusted diluted EPS		$2.31	$1.70

Average total assets	(l)	$37,475,515	$34,961,668
Average stockholders’ equity	(m)	$3,993,004	$3,565,944
Return on average assets (2)	(g)/(l)	1.93%	1.66%
Adjusted return on average assets (2)	(j)/(l)	1.81%	1.42%
Return on average equity (2)	(g)/(m)	18.15%	16.29%
Adjusted return on average equity (2)	(j)/(m)	17.03%	13.94%

(1)
Statutory rate of 29.56% was applied for the three months ended March 31, 2018, and the three and six months ended June 30, 2018. Statutory rate of 42.05% was applied for the three and six months ended June 30, 2017.

(2)	Annualized.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 13
Adjusted efficiency ratio represents adjusted noninterest expense divided by adjusted revenue. Adjusted pre-tax, pre-provision profitability ratio represents the aggregate of adjusted revenue less adjusted noninterest expense, divided by average total assets. Adjusted revenue represents the aggregate of net interest income and adjusted noninterest income, where adjusted noninterest income excludes the gains on the sales of the commercial property and DCB branches (where applicable). Adjusted noninterest expense excludes the amortization of tax credit and other investments, and the amortization of core deposit intangibles (where applicable). Management believes that the measures and ratios presented below provide clarity to financial statement users regarding the ongoing performance of the Company and allow comparability to prior periods.

		Three Months Ended
		June 30, 2018	March 31, 2018	June 30, 2017
Net interest income before provision for credit losses	(a)	$341,679	$326,693	$290,091
Total noninterest income		48,268	74,444	47,244
Total revenue	(b)	389,947	401,137	337,335
Noninterest income		48,268	74,444	47,244
Less: Gain on sale of business		—	(31,470)	—
Adjusted noninterest income	(c)	$48,268	$42,974	$47,244
Adjusted revenue	(a)+(c) = (d)	$389,947	$369,667	$337,335

Total noninterest expense	(e)	$177,419	$169,135	$168,965
Less: Amortization of tax credit and other investments		(20,481)	(17,400)	(27,872)
Amortization of core deposit intangibles		(1,373)	(1,485)	(1,762)
Adjusted noninterest expense	(f)	$155,565	$150,250	$139,331
Efficiency ratio	(e)/(b)	45.50%	42.16%	50.09%
Adjusted efficiency ratio	(f)/(d)	39.89%	40.64%	41.30%
Adjusted pre-tax, pre-provision income	(d)-(f) = (g)	$234,382	$219,417	$198,004
Average total assets	(h)	$37,568,895	$37,381,098	$34,994,935
Adjusted pre-tax, pre-provision profitability ratio (1)	(g)/(h)	2.50%	2.38%	2.27%
Adjusted noninterest expense (1)/average assets	(f)/(h)	1.66%	1.63%	1.60%

		Six Months Ended
		June 30, 2018	June 30, 2017
Net interest income before provision for credit losses	(i)	$668,372	$562,213
Total noninterest income		122,712	163,072
Total revenue	(j)	791,084	725,285
Noninterest income		122,712	163,072
Less: Gain on sale of the commercial property		—	(71,654)
Gain on sale of business		(31,470)	—
Adjusted noninterest income	(k)	$91,242	$91,418
Adjusted revenue	(i)+(k) = (l)	$759,614	$653,631

Total noninterest expense	(m)	$346,554	$321,843
Less: Amortization of tax credit and other investments		(37,881)	(42,232)
Amortization of core deposit intangibles		(2,858)	(3,579)
Adjusted noninterest expense	(n)	$305,815	$276,032
Efficiency ratio	(m)/(j)	43.81%	44.37%
Adjusted efficiency ratio	(n)/(l)	40.26%	42.23%
Adjusted pre-tax, pre-provision income	(l)-(n) = (o)	$453,799	$377,599
Average total assets	(p)	$37,475,515	$34,961,668
Adjusted pre-tax, pre-provision profitability ratio (1)	(o)/(p)	2.44%	2.18%
Adjusted noninterest expense (1)/average assets	(n)/(p)	1.65%	1.59%

(1)	Annualized.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 14
Management believes that presenting the adjusted average loan yield and adjusted net interest margin that exclude the ASC 310-30 discount accretion impact provides clarity to financial statement users regarding the change in loan contractual yields and allows comparability to prior periods.

		Three Months Ended			Six Months Ended
Yield on Average Loans		June 30, 2018	March 31, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Interest income on loans	(a)	$365,555	$337,904	$293,039	$703,459	$565,100
Less: ASC 310-30 discount accretion income		(6,299)	(5,200)	(6,261)	(11,499)	(9,494)
Adjusted interest income on loans	(b)	$359,256	$332,704	$286,778	$691,960	$555,606

Average loans	(c)	$29,646,766	$29,211,906	$26,698,787	$29,430,537	$26,403,545
Add: ASC 310-30 discount		29,997	34,059	45,398	32,017	46,973
Adjusted average loans	(d)	$29,676,763	$29,245,965	$26,744,185	$29,462,554	$26,450,518

Average loan yield (1)	(a)/(c)	4.95%	4.69%	4.40%	4.82%	4.32%
Adjusted average loan yield (1)	(b)/(d)	4.86%	4.61%	4.30%	4.74%	4.24%

Net Interest Margin
Net interest income	(e)	$341,679	$326,693	$290,091	$668,372	$562,213
Less: ASC 310-30 discount accretion income		(6,299)	(5,200)	(6,261)	(11,499)	(9,494)
Adjusted net interest income	(f)	$335,380	$321,493	$283,830	$656,873	$552,719

Average interest-earning assets	(g)	$35,767,808	$35,513,663	$33,295,012	$35,641,438	$33,204,629
Add: ASC 310-30 discount		29,997	34,059	45,398	32,017	46,973
Adjusted average interest-earning assets	(h)	$35,797,805	$35,547,722	$33,340,410	$35,673,455	$33,251,602

Net interest margin (1)	(e)/(g)	3.83%	3.73%	3.49%	3.78%	3.41%
Adjusted net interest margin (1)	(f)/(h)	3.76%	3.67%	3.41%	3.71%	3.35%

(1)	Annualized.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 15
The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance. Tangible equity and tangible equity to tangible assets ratio are non-GAAP financial measures. Tangible equity and tangible assets represent stockholders’ equity and total assets, respectively, which have been reduced by goodwill and other intangible assets. Given that the use of such measures and ratios is more prevalent in the banking industry, and such measures and ratios are used by banking regulators and analysts, the Company has included them below for discussion.

		June 30, 2018	March 31, 2018	June 30, 2017
Stockholders’ equity	(a)	$4,114,284	$3,978,755	$3,670,261
Less: Goodwill		(465,547)	(465,547)	(469,433)
Other intangible assets (1)		(25,029)	(26,196)	(32,012)
Tangible equity	(b)	$3,623,708	$3,487,012	$3,168,816

Total assets	(c)	$38,072,954	$37,693,158	$35,917,617
Less: Goodwill		(465,547)	(465,547)	(469,433)
Other intangible assets (1)		(25,029)	(26,196)	(32,012)
Tangible assets	(d)	$37,582,378	$37,201,415	$35,416,172
Total stockholders’ equity to total assets ratio	(a)/(c)	10.81%	10.56%	10.22%
Tangible equity to tangible assets ratio	(b)/(d)	9.64%	9.37%	8.95%

Adjusted return on average tangible equity represents adjusted tangible net income divided by average tangible equity. Adjusted tangible net income excludes the after-tax effects of the amortization of core deposit intangibles and mortgage servicing assets and the after-tax gains on the sales of the commercial property and DCB branches (where applicable). Given that the use of such measures and ratios is more prevalent in the banking industry, and such measures and ratios are used by banking regulators and analysts, the Company has included them below for discussion.

		Three Months Ended
		June 30, 2018	March 31, 2018	June 30, 2017
Net Income		$172,349	$187,032	$118,330
Add: Amortization of core deposit intangibles, net of tax (2)		967	1,046	1,021
Amortization of mortgage servicing assets, net of tax (2)		305	333	241
Tangible net income	(e)	$173,621	$188,411	$119,592
Less: Gain on sale of business, net of tax (2)		—	(22,167)	—
Adjusted tangible net income	(f)	$173,621	$166,244	$119,592

Average stockholders’ equity		$4,062,311	$3,922,926	$3,637,695
Less: Average goodwill		(465,547)	(468,785)	(469,433)
Average other intangible assets (1)		(25,648)	(28,102)	(33,101)
Average tangible equity	(g)	$3,571,116	$3,426,039	$3,135,161
Return on average tangible equity (3)	(e)/(g)	19.50%	22.30%	15.30%
Adjusted return on average tangible equity (3)	(f)/(g)	19.50%	19.68%	15.30%

		Six Months Ended
		June 30, 2018	June 30, 2017
Net Income		$359,381	$288,066
Add: Amortization of core deposit intangibles, net of tax (2)		2,013	2,074
Amortization of mortgage servicing assets, net of tax (2)		638	507
Tangible net income	(h)	$362,032	$290,647
Less: Gain on sale of the commercial property, net of tax (2)		—	(41,526)
Gain on sale of business, net of tax (2)		(22,167)	—
Adjusted tangible net income	(i)	$339,865	$249,121

Average stockholders’ equity		$3,993,004	$3,565,944
Less: Average goodwill		(467,157)	(469,433)
Average other intangible assets (1)		(26,868)	(34,039)
Average tangible equity	(j)	$3,498,979	$3,062,472
Return on average tangible equity (3)	(h)/(j)	20.87%	19.14%
Adjusted return on average tangible equity (3)	(i)/(j)	19.59%	16.40%

(1)	Includes core deposit intangibles and mortgage servicing assets.

(2)
Statutory rate of 29.56% was applied for the three months ended March 31, 2018, and the three and six months ended June 30, 2018. Statutory rate of 42.05% was applied for the three and six months ended June 30, 2017.

(3)	Annualized.